EXHIBIT 99.1

MSGALT & COMPANY, LLC
FINANCIAL STATEMENTS

Report of Independent Auditors

To the Members of MSGalt & Company, LLC:

In our opinion, the accompanying balance sheets and the related statements of income, of members’ equity, and of cash flows present fairly, in all material respects, the financial position of MSGalt & Company, LLC at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 15, 2006

MSGALT & COMPANY, LLC
BALANCE SHEETS
(In thousands)

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$4,768	$835
Receivables from clients, net	2,798	2,011
Unbilled services	2,180	415
Prepaid expenses	36	9
Total current assets	9,782	3,270
Fixed assets, net	12	9
Total assets	$9,794	$3,279

Liabilities and members’ equity
Accounts payable and accrued expenses	$153	$634
Total current liabilities	153	634

Contingencies	—	—
Members’ equity	9,641	2,645
Total liabilities and members’ equity	$9,794	$3,279

The accompanying notes are an intergral part of the financial statements.

MSGALT & COMPANY, LLC
STATEMENTS OF INCOME
(In thousands)

	Year Ended December 31,
	2005	2004
Revenues and reimbursable expenses:
Revenues	$16,779	$5,589
Reimbursable expenses	2,426	1,226
Total revenues and reimbursable expenses	19,205	6,815
Direct costs and reimbursable expenses (exclusive of depreciation shown in operating expenses):
Direct costs	7,812	2,931
Reimbursable expenses	2,425	1,190
Total direct costs and reimbursable expenses	10,237	4,121
Operating expenses:
Selling, general and administrative	283	110
Depreciation	2	1
Total operating expenses	285	111
Operating income	8,683	2,583
Interest income	30	2
Net income	$8,713	$2,585

The accompanying notes are an intergral part of the financial statements.

MSGALT & COMPANY, LLC
STATEMENTS OF MEMBERS’ EQUITY
(In thousands)

Members’ Equity
Balance at December 31, 2003	$60
Net income	2,585
Distributions to members	—
Balance at December 31, 2004	$2,645
Net income	8,713
Distributions to members	(1,717)
Balance at December 31, 2005	$9,641

The accompanying notes are an integral part of the financial statements.

MSGALT & COMPANY, LLC
STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2005	2004
Net income	$8,713	$2,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2	1
Allowances for doubtful accounts	(66)	66
Changes in operating assets and liabilities:
Increase in receivables from clients	(721)	(2,077)
Increase in unbilled services	(1,765)	(357)
Increase in prepaid expenses	(27)	(9)
(Decrease) increase in accounts payable and accrued expenses	(481)	634
Net cash provided by operating activities	5,655	843
Cash flows from investing activities:
Purchases of fixed assets	(5)	(8)
Net cash used in investing activities	(5)	(8)
Cash flows from financing activities:
Distributions to members	(1,717)	—
Net cash used in financing activities	(1,717)	—

Net increase in cash and cash equivalents	3,933	835
Cash and cash equivalents:
Beginning of the period	835	—
End of the period	$4,768	$835

The accompanying notes are an integral part of the financial statements.

MSGALT & COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS

1.     Description of Business

MSGalt & Company, LLC (the “Company”), a Delaware limited liability company formed in 2003, is a specialized consulting firm that designs and implements corporate-wide programs to improve shareholder returns.

2.     Summary of Significant Accounting Policies

Basis of Presentation
The accompanying financial statements reflect the results of operations and cash flows for the years ended December 31, 2005 and 2004.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts that are reported in the financial statements and accompanying disclosures. Actual results may differ from these estimates.

Revenue Recognition
The Company recognizes revenues in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition” when persuasive evidence of an arrangement exists, the related services are provided, the price is fixed and determinable and collectibility is reasonably assured. Fees for services are billed to clients for the work performed primarily based on pre-determined monthly rates. Losses, if any, on engagements are recognized in the period in which the loss first becomes probable and reasonably estimable. Direct costs incurred on engagements are expensed in the period incurred.

Expense reimbursements that are billable to clients are included in total revenues and reimbursable expenses, and typically an equivalent amount of reimbursable expenses are included in total direct costs and reimbursable expenses. Reimbursable expenses are recognized as revenue in the period in which the expense is incurred.

Differences between the timing of billings and the recognition of revenue are recognized as unbilled services. Revenues recognized for services performed but not yet billed to clients have been recorded as unbilled services in the accompanying balance sheets.

Direct Costs and Reimbursable Expenses
Direct costs (exclusive of depreciation and amortization) and reimbursable expenses consists primarily of billable employee compensation and their related benefit costs, the cost of outside consultants or subcontractors assigned to revenue generating activities and direct expenses to be reimbursed by clients. Direct costs also reflect contractual compensation for members of the Company.

Allowances for Doubtful Accounts and Unbilled Services
The Company typically bills its clients at the beginning of each month for the services rendered during the prior month. Receivables from clients and unbilled services are valued at management’s estimate of the amount that will ultimately be collected. No allowances for doubtful accounts and unbilled services were deemed necessary at December 31, 2005. The allowance for doubtful accounts and unbilled services at December 31, 2005 and 2004 totaled $0 and approximately $66,000, respectively.

MSGALT & COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS

Customer Concentration
A small number of clients account for the Company’s revenues. During 2005, the Company had five clients of whom one generated $9.6 million, or 57.2%, of the Company’s revenues, while a second client generated $5.2 million, or 30.9%, of the Company’s revenues. During 2004, the Company had four clients of whom one generated $3.0 million, or 53.2%, of the Company’s revenues, while a second client generated $1.4 million, or 25.1%, of the Company’s revenues, and a third client generated $1.1 million, or 19.9%, or the Company’s revenues.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fixed Assets
Fixed assets are stated at cost, less accumulated depreciation totaling approximately $3,400 and $1,200 at December 31, 2005 and 2004, respectively. Fixed assets consist of computer equipment and office furniture, which are depreciated on a straight-line basis over an estimated useful life of five years.

Income Taxes
The Company is organized as a limited liability company whereby its taxable income is included with that of its members for purposes of determining federal, state and local income taxes. Therefore, no income tax expense has been recorded in the accompanying financial statements.

Fair Value of Financial Instruments
Cash and cash equivalents are stated at cost, which approximates fair market value. The carrying values for receivables from clients, unbilled services, accounts payable and other accrued liabilities reasonably approximate fair market value due to the nature of the financial instrument and the short-term maturity of these items.

Segment Reporting
The Company operates under one segment that designs and implements corporate-wide programs to improve shareholder returns.  Accordingly, segment information is not applicable.

3.    Members’ Equity

The Company is organized as a limited liability company. Under the terms of the operating agreement of the limited liability company, the Company is authorized to establish a capital account for each member equal to the member’s initial capital contribution. The member’s capital account is adjusted by any additional contributions made by the member and the member’s share of the Company’s income. The amounts and timing of distributions, if any, are determined by joint agreement of the members.

4.    Contingencies

From time to time, the Company is involved in various legal matters arising out of the ordinary course of business. Although the outcome of these matters cannot presently be determined, in the opinion of management, disposition of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

MSGALT & COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
5.    Subsequent Event

On April 3, 2006, Huron Consulting Group Inc. (“Huron”) acquired substantially all of the assets of the Company for $20.4 million. Additional purchase consideration may be payable by Huron if specific performance targets are met over a four-year period. Also, additional payments may be made based on the amount of revenues Huron receives from referrals made by Galt employees over a four-year period.